                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported)   July 1, 1998
                                                           ----------------
                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Ohio                        1-11690              34-1723097
--------------------------------------------------------------------------------
(State or other Jurisdiction           (Commission           (IRS Employer
     or incorporation)                 File Number)       Identification Number)


               34555 Chagrin Boulevard, Moreland Hills, Ohio 44022
--------------------------------------------------------------------------------

        Registrant's telephone number, including area code    (440) 247-4700
                                                           --------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name of former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets
--------------------------------------------

On July 1, 1998, the Company acquired nine shopping centers, an office building and nine additional expansion, development or redevelopment projects located in the Western United States as well as the operating/management company from Hermes Associates, LTD. ("Hermes" or "The Family Center Properties"). Combined, the Family Center Properties currently have approximately 2.8 million square feet of total gross leasable area and were acquired at a estimated purchase price of approximately $300 million. The Hermes operating company has no third party revenue producing contracts but rather supports the management of The Family Center Properties. Information regarding the nine acquired properties is attached as SCHEDULE A.

The acquisition of, or investment in, the acquired properties were, pursuant to an agreement for the sale and purchase of these properties or interests therein between each selling entity and the Company. The factors considered by the Company in determining the price to be paid for the properties and related operating companies included their historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, the physical condition and locations of the properties, the anticipated effect on the Company's financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration capitalization rates at which it believes other properties have recently sold, but determined the price it was willing to pay primarily on the factors discussed above related to the properties themselves and their fit with the Company's operations. Separate independent appraisals were not obtained in connection with the acquisition of the properties by the Company. The Company, after investigation of the properties, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

Item 5. Other Events
--------------------

In addition on July 2, 1998, the Company acquired from an affiliate of OPUS Corporation, the Phase II development of a 156,000 square foot shopping center in Tanasbourne, Oregon at a purchase price of approximately $21.9 million. Information regarding the acquired property is attached as SCHEDULE A.

The acquisition of the acquired property was pursuant to an agreement for the sale and purchase of the property between the selling entity and the Company. The factors considered by the Company in determining the price to be paid for the property included its historical and/or expected cash flow, nature of the tenants and terms of leases in place, occupancy rates, opportunities for alternative and/or new tenancies, current operating costs and taxes on the properties and anticipated changes therein under Company ownership, the outlots and expansion areas available, the physical condition and location of the property, the anticipated effect on the Company's financial results (including particularly Funds From Operations) and the ability to sustain and potentially increase its distributions to Company shareholders, and other factors. The Company took into consideration capitalization rates at which it believes other shopping centers have recently sold, but determined the price it was willing to pay primarily on the factors discussed above related to the property itself and the fit with the Company's operations. Separate independent appraisals were not obtained in connection with the acquisition of the property by the Company. The Company, after investigation of the property, is not aware of any material factors, other than those enumerated above, that would cause the financial information reported, where available, to not be necessarily indicative of future operating results.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

Substantially the same information required by paragraph (a) of Item 7 - the financial statements of acquired properties; paragraph (b) of Item 7 - The Pro Forma Financial information and paragraph (c) of Item 7 - the Exhibits, have been previously reported by the Company in its Form 8-K dated April 28, 1998. In accordance with General Instruction B3 to Form 8-K, such information is not reported in this Form 8-K.

A statement of revenue and certain expenses was not presented for the Tanasbourne, Oregon shopping center in the April 28, 1998 Form 8-K because the property was under development and, accordingly, the related operating information would not be meaningful.

                                  SCHEDULE A
                    DEVELOPERS DIVERSIFIED REALTY CORPORATION

                                             Company
                                 Date of      Owned      Percent     Year
   Shopping Center               Acquisition Square Feet Occupied  Completed*           Principal Tenants
----------------------------------------------------------------------------------------------------------------------------------
                                                                               Cineplex Odeon, Future Shop, Gart Sports, Shopko,
Family Center at Midvalley                                                     Bently Square, Circuit City, Media Play, Office Max,
Taylorsville, UT                July 1, 1998     848,043     98.87%    1982    Petsmart, Bed Bath & Beyond, Barnes&Noble, TJ Maxx


Family Center at Fort Union                                                    Smith's, Mervyn's, Office Max, Deseret Book,
Midvale, UT                     July 1, 1998     657,077     90.49%    1973    Babies R Us, Walmart, Future Shop,Media Play


Family Center at Riverdale                                                     Walmart, Gart Sports, Office Max, Circuit City,
Riverdale, UT                   July 1, 1998     772,227     98.76%    1991    Media Play, Target, Babies R Us


Hermes Building
Salt Lake City, UT              July 1, 1998      53,749    100.00%    1986


Family Center at Orem
Orem, UT                        July 1, 1998     161,503    100.00%    1992    Kids R Us, Media Play, Office Depot


Family Center at Ogden
Ogden, UT                       July 1, 1998     170,219     93.19%    1977    Harmon's Supermarket


Family Center at 33rd Street
Salt Lake City, UT              July 1, 1998      39,090    100.00%    1978


Family Place at Logan
Logan, UT                       July 1, 1998      19,200    100.00%    1973


Family Center at Las Vegas
Las Vegas, NV                   July 1, 1998      61,615     94.32%    1973


Family Center at Rapid City
Rapid City, UT                  July 1, 1998      35,544     84.70%    1978

                                                                               Office Depot, Haggan
Tanasbourne Town Center         July 2, 1998     155,892      96.0%    1995    Supermarket, Barnes & Noble,
Portland, OR                                                                   Mervyn's

*Represents year in which initial building was completed
 Several expansions may have occurred subsequent to this date.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DEVELOPERS DIVERSIFIED REALTY
                                      CORPORATION


Date      July 14, 1998                     /s/  William H. Schafer
     ------------------------         -------------------------------------

                                      William H. Schafer
                                      Vice President and Chief Financial Officer